                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-59339 and 333-68563), S-4 (File No. 333-360) and S-8 (File Nos. 33-49726, 33-02374, 333-34766, 33-64106, 333-104551
and 333-121087) of Stewart Enterprises, Inc. and Subsidiaries of our report dated January 5, 2005 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated January 5, 2005 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New Orleans, Louisiana
January 10, 2005

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